Exhibit 107

Calculation of Filing Fee Tables

S-4

D. BORAL ARC MERGER CORPORATION

Table 1: Newly Registered Securities	☑ Not Applicable

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid
Fees Previously Paid
		Total Offering Amounts:				$0.00		$0.00
		Total Fees Previously Paid:						$0.00
		Total Fee Offsets:						$0.00
		Net Fee Due:						$0.00

Table 2: Fee Offset Claims and Sources	☑ Not Applicable

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses	☐ Not Applicable

	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Class A Common Stock, par value $0.0001 per share, to be issued to shareholders of D. Boral ARC Acquisition I Corp. ("BCAR")		$439,604,000	S-4	333-295869	06/24/2026
	Other	Warrants of BCAR		$0.00	S-4	333-295869	06/24/2026
	Equity	Class A Common Stock issuable upon exercise of Warrants of BCAR		$22,419,000	S-4	333-295869	06/24/2026
	Equity	Class A Common Stock, par value $0.0001 per share, to be issued to shareholders of Exascale Labs Holdings Inc.("Exascale")		$57,768	S-4	333-295869	06/24/2026
	Equity	Class B Common Stock, par value $0.0001 per share, to be issued to certain shareholders of Exascale		$92,232	S-4	333-295869	06/24/2026

Prospectus Note

1	Pursuant to Rule 429, the prospectus contained herein relates to an aggregate of US$462,173,000 of unsold securities that were previously registered under the Registration Statement on Form S-4, as amended (File No. 333-295869), which became effective on June 24, 2026 (the “Prior Registration Statement”). No separate registration fee is payable with respect to such securities, as such securities were previously registered on the Prior Registration Statement.

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